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                                                                    EXHIBIT 24.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


CYNET, Inc.
Houston, Texas

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CYNET, Inc. ("CYNET") of our report, dated February 11, 2000, except for Note 13, which is as of March 10, 2000, relating to the consolidated financial statements appearing in CYNET's Annual Report on Form 10-KSB for the year ended December 31, 1999. Our report contains an explanatory paragraph regarding CYNET's ability to continue as a going concern.





                                BDO Seidman, LLP



Houston, Texas
August 17, 2000